                                                                   EXHIBIT 10.23


                                     LEASE



                                      FOR



                        ALEXANDRIA CONVALESCENT HOSPITAL

                                     LEASE



                                      FOR



                        ALEXANDRIA CONVALESCENT HOSPITAL


1.     PARTIES
       -------

       This Lease dated November 2, 1992, is made by and between Alexandria Convalescent Investments, a partnership ("Lessor") and
Robert M. Snukal, Sheila S. Snukal, Manuel Padama and Clair
Padama ("Tenant").

2.     DESCRIPTION OF FACILITY
       -----------------------

       Lessor hereby leases to Tenant and Tenant leases from Lessor, upon the terms and conditions set forth herein, the real property and improvements commonly known as 1515 North Alexandria Avenue, Los Angeles, California 90027, on which there is presently a 177-bed skilled nursing facility known as Alexandria Convalescent Hospital, as described in Exhibit "1" hereto (the "Premises"), and all of the furniture, furnishings, fixtures and equipment presently being used in the operation of the Premises, as listed in Exhibit "2" hereto (the "Equipment"). The Premises and Equipment are hereinafter collectively referred to as the "Facility."


3.     TENANT'S ACCEPTANCE OF FACILITY
       -------------------------------

       3.1  Tenant's Investigation.  Tenant acknowledges that
            ----------------------
(a) Tenant has conducted its own independent investigation concerning the condition use, operation, licensing certification, economics and all other aspects of the Facility, and accepts the condition revealed by such investigation; (b) Tenant has been supplied with and reviewed the 1992 survey by the Department of Social Services of the County of Los Angeles; (c) Tenant is satisfied with the results of such investigations. Lessor agrees that the Facility shall be in good operational condition, ordinary wear and tear accepted, as of November 1, 1992, and in compliance with all material laws and regulations; provided that Lessor shall not be responsible for the cost of compliance with any physical plant requirements unless the Lessor was notified to comply by any governmental authority prior to the Commencement Date. If Tenant does not give Lessor written notice of non-compliance with this warranty within three months following the Commencement Date, correction of that non-compliance shall be the obligation of Tenant at Tenant's sole cost and expense.

       3.2  Acceptance of Premises.  Tenant hereby accepts the Premises and
            ----------------------
Equipment in its condition existing as of the commencement date of this Lease or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.

       3.3  Changes in Conditions.  Lessor shall not be responsible for any
            ---------------------
change of condition in the Facility; and the rent, additional rent and any amount payable by Tenant hereunder shall in no case be withheld, diminished or abated on account of any reason whatsoever, including but not limited to, any defect in or use being made of the Facility, any change in the condition or use thereof, and damage occurring thereto, or the existence of any violation of any laws or regulations of any governmental authority.

4.     TERM
       ----

       The term of this Lease shall be for twenty (20) years commencing on November 1, 1992 ("Commencement Date") and ending on October 31, 2012 unless sooner terminated as provided in this Lease.

5.     SECURITY DEPOSIT
       ----------------

       5.1  Upon execution of this Lease Tenant shall deposit
$42,480 with Lessor as initial security for Tenant's faithful performance of Tenant's obligations under this Lease. If Tenant fails to pay rent or other amount due under this Lease or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Tenant's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Tenant shall, within fifteen days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated, and Tenant's failure to do so shall be a material breach of this Lease. If Tenant performs all of Tenant's obligations under this Lease, said deposit, or so much thereof as has not been applied by Lessor, shall be returned to Tenant (or, at Lessor's option, to the last assignee, if any, of Tenant's interest under this Lease) after Tenant has vacated the Premises at the expiration of the term. No trust relationship is created herein between Lessor and Tenant with respect to the security deposit. Lessor may commingle the security deposit with other funds of Lessor. Lessor shall not be obligated to pay any interest to Tenant in connection with the said security deposit.

6.     RENT
       ----

       6.1  Minimum Monthly Rent.  Tenant shall pay to Lessor on the first day
            --------------------
of each month of the term minimum monthly rent, in advance, without deduction, abatement, setoff, prior notice or demand, in the amount of $42,480, subject to adjustment as set forth in this Section 6. Rent for any partial month shall be pro-rated at the rate of 1/30th of the then current rent per day.

       6.2  Rent Adjustment.
            ---------------

              (a)  As used herein:

                    (i) "Adjustment Date" shall mean November 1 of each year of the term commencing November 1, 1994;

                    (ii) "Base Date" shall mean August 1 of the calendar year preceding the Adjustment Date;

                    (iii) "Comparison Date" means August 1 of the calendar year of the Adjustment Date.

                    (iv) "Percentage Increase of Medi-Cal" shall mean the annual percentage of increase in the daily bed rate applicable to a 177-bed skilled nursing facility pursuant to the provisions of the Medi-Cal Act, . Sections 14000 et. seq., of the California Welfare and Institutions Code and any
               --- ----
regulations promulgated with respect thereto, in excess of the daily bed rate applicable to the Facility on the Base Date, equal to a fraction, the numerator of which is the applicable daily bed rate on the Comparison Date less the daily bed rate on the Base Date and the denominator of which is the daily bed rate on the Base Date.

                    (v) "Bed(s)" shall mean the number of beds for which the Facility is licensed as of the Adjustment Date but not less than the number of beds for which the Facility was licensed as of the Commencement Date.

            (b) The minimum monthly rent shall be increased on each Adjustment Date for the period commencing on such Adjustment Date to the next succeeding Adjustment Date by an amount equal to the minimum monthly rent for the 12-month period preceding the Adjustment Date multiplied by the Percentage Increase of the Medi-Cal rate. However, in no case shall the minimum monthly rent be less than the rent for the month preceding the adjustment.

            (c) In the event that the program of compensation under the Medi-Cal Act is modified, or if the Act is superseded by other legislation, the Percentage Increase of Medi-Cal shall be determined by substituting therefor a number reasonably related to the modification or change in the law so as to most nearly reflect the intent of the parties as of the date of execution of this Lease. Any dispute regarding the same shall be determined by reference, in accordance with Paragraph 25.20 of this Lease.

       6.3  Medi-Cal Pass-Throughs.
            ----------------------

            (a) The parties acknowledge it is possible that as part of any new rate the State of California may require that a specific amount of money be spent for a specific purpose, which purpose was not specifically previously required, and that the Tenant will have no discretion on how that part of the rate is used. That type of requirement has occurred from time to time in the past and is referred to as a pass-through requirement. For example, the State may require that facilities provide more nursing hours per patient day than are currently required or that a specific increase in wages be paid to employees; and the State may provide an additional amount in the rate for those specific purposes and mandate that the licensee spend the money that is added to the rate for the specific purposes so indicated. In the event the State of California adds any amount to the rate of payment for services that consists of a pass-through amount, the parties agree that two thirds (2/3) of the pass-through increase shall not be included in the Percentage Increase in Medi-Cal for purposes of the rent adjustment pursuant to paragraph 6.2; provided, however, to the extent that Tenant shall demonstrate to Lessor that Tenant is not receiving any benefits from pass-through increase, then, the entire pass-through increase shall not be included for purposes of computing the Percentage Increase in Medi-Cal for purposes of the rent adjustment in the applicable year.

            (b) In the event of any dispute regarding the proper interpretation of this provision regarding pass-through amounts, it shall be resolved by reference to a certified public accountant to be designated by mutual agreement of Lessor and Tenant ("Accountant") . The Accountant shall be authorized to render a decision after reviewing all relevant documents and after holding a hearing in such a manner as he determines is necessary to render a decision to resolve any dispute. The prevailing party shall be entitled to receive reasonable attorneys' fees, if so ordered by the Accountant. The Accountant shall consider the respective positions of the parties before the resolution of the dispute in the decision that he renders in determining who is the prevailing party and what reasonable attorneys' fees and costs should be awarded as part of his decision. If the parties are not able to agree on the Accountant within fourteen days after either party gives notice to the other of its desire to resolve such dispute by reference to an accountant then, the matter shall be determined by reference pursuant to paragraph 25.20 of this Lease.

       6.4  Net Lease.  The rent shall be in addition to all other payments to
            ---------
be made by Tenant as provided in this Lease. It is the purpose and intent of Lessor and Tenant that the rent shall be absolutely net to Lessor so that this Lease shall yield net to Lessor the rent specified in this Section 6 in each month during the term of this Lease and Lessor shall have no obligation or liability to pay any amounts in connection with the ownership, operation or management of the Facility or any part thereof, whether for real and personal property taxes, or insurance premiums of any kind, or maintenance or repairs of any kind, or license fees. All costs and expenses, including without limitation taxes, assessments, insurance premiums, maintenance, license fees and obligations of every kind and nature whatsoever relating to the use, management of the Premises by Tenant and the use, management and conduct on the Premises of a skilled care nursing home facility which may accrue or become due during or out of the term or any renewal thereof shall be paid by Tenant and Lessor shall be indemnified and saved harmless by Tenant from and against the same.

7.     ADDITIONAL CONSIDERATION
       ------------------------

       As additional consideration for the execution of this Lease, Tenant shall pay to Lessor $150,000 upon execution of this Lease, which amount shall not apply to any rent, security deposit or other amount payable by Tenant under this Lease and shall not be refundable by Lessor to Tenant under any circumstances except the failure of Lessor to deliver possession of the Facility to . Tenant on the Commencement Date or such later date as Tenant accepts possession thereof.

8.     RIGHT OF FIRST REFUSAL
       ----------------------

       8.1 In the event that during the term of this Lease, Lessor desires to sell the Facility to a person or entity other than a Related Party as defined below, Lessor shall give Tenant notice of the price and terms on which Lessor proposes to sell the Facility. Tenant shall have 10 days in which to notify Lessor of Tenant's desire to purchase the Facility at such price and on such terms. In the event that Tenant does not so notify Lessor, Lessor may sell the Facility to a person or entity other than Tenant on the same terms or terms more favorable to Lessor. The right granted to Tenant pursuant to this paragraph 8 expire at the expiration of the term of this Lease or the sooner termination thereof. As used herein, "Related Party" shall mean one of the Lessors, a descendant of one of the Lessors, a trust for the benefit of one of the Lessors or the spouse or descendants of a Lessor, or a corporation, partnership or other entity beneficially owned or controlled by one of the Lessors or the spouse or descendants of a Lessor.

       8.2 In the event that Lessor elects to structure the sale to Tenant as part of an exchange pursuant to Section 1031 of the Internal Revenue Code, Tenant shall cooperate with Lessor within the above time table with respect to an exchange, at no expense to Tenant. Until the sale to Tenant is completed, the terms of this Lease shall remain in full force and effect.

9.     TAXES
       -----

       9.1  Real Property Taxes.  In addition to the rent specified in paragraph
            -------------------
6 of this Lease, Tenant shall pay all real property taxes and assessments levied or assessed against the Premises during the term of this Lease in the following manner:

          (a) Lessor shall furnish Tenant with a copy of the annual tax bill for the Premises. At least ten (10) days prior to the delinquency date of each real property tax installment, Tenant shall pay the amount of the payment to Lessor.

          (b) Any special assessments that may be bonded that are levied against the Premises during the term of this Lease shall be allowed to be bonded and only the installments of principal and interest becoming due each year on the bonds evidencing the special assessments shall be payable by Tenant under this paragraph 9.

          (c) The taxes and assessments levied against the Premises during the first and last years of this Lease or any renewal or extension of this Lease shall be prorated between

Lessor and Tenant for purposes of this paragraph as of 12:01 A.M. on the date of commencement and termination, respectively, of this Lease or any renewal or extension of this Lease.

       9.2  Impound Account.  If Lessor's lender requires Lessor to impound real
            ---------------
property taxes on a periodic basis during the term, Tenant, on notice from Lessor indicating this requirement, shall pay a sum of money towards its liability under this Lease to Lessor on a periodic basis in accordance with the lender's requirements. Lessor shall impound the tax payments received from Tenant in accordance with the requirements of its lender .

       9.3  Definition of "Real Property Tax".  As used herein, the term "real
            ---------------------------------
property tax" shall include any form of assessment, license fee, commercial rent tax, levy, penalty, or tax (other than income, inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefrom or as against Lessor's business of leasing the Premises or any tax imposed in substitution, partially or totally, or any tax previously included within the definition of real property tax, or any additional tax the nature of which was previously included within the definition of real property tax.

       9.4  Personal Property Taxes.  Tenant shall pay all taxes, assessments,
            -----------------------
license fees, and other charges ("taxes") that are levied and assessed against trade fixtures, furnishings, the Equipment and all of Tenant's personal property installed or located in or on the Premises, and that become payable during the term. Said taxes shall be paid by Tenant in equal monthly installments on the first (1st) day of each month during the term to the Lessor, who shall furnish a copy of the annual tax bill to the Tenant upon receipt. The monthly tax payments made by Tenant shall be adjusted for any increases or decreases in the taxes during the term. Taxes shall be prorated between Tenant and Lessor in the manner provided for real property taxes in paragraph 9.1(c).

       9.5  Right to Contest Taxes.  Tenant shall have the right, at Tenant's
            ----------------------
sole cost and expense, to protest or contest, in the name of Lessor or otherwise, any tax or assessment, or any increase in any tax or assessment, levied on the Premises, but Tenant must pay any tax or assessment before it becomes delinquent.

10.  USE
     ---

       10.1  Skilled Nursing Facility.  Lessor is leasing the Facility to Tenant
             ------------------------
for the purpose of operating a 177-bed skilled nursing facility on the Premises. Tenant shall not use any part of the Facility for any other purpose without the prior written consent of Lessor, which consent shall not be unreasonably withheld by Lessor.

       10.2  Licensing.
             ---------

             (a) Tenant shall maintain at all times during the Lease Term and any extensions or holdover period all governmental licenses, permits and authorizations necessary for the operation of a licensed skilled nursing facility in the City of Los Angeles, County of Los Angeles, State of California, and shall comply with all applicable governmental regulations as they may from time to time exist (including Medicare and Medi-Cal provider regulations) . Tenant shall not, without the prior consent of Lessor, make any change in the license category or status of any part of the Facility or alter, change or reduce the potential occupancy of the Facility* Tenant shall not undertake any act nor suffer or permit any change in the configuration of the

  *other than as required by governmental regulation. Consent shall not be required for the establishment of a medi-care distinct part or sub-acute care unit.

Facility which would alter, change or reduce the potential occupancy of the Facility.

             (b) Tenant acknowledges that a license is required to operate the Premises as a skilled nursing facility; the existing license to operate the Premises is not transferable; and Tenant will have to obtain its own license to operate a skilled nursing facility on the Premises. The failure of Tenant to obtain any required permit, license or other authorization shall not affect Tenant's obligations under this Lease.

             (c) Until Tenant obtains its own license to operate the Facility, as a condition to the execution of this Lease, Alexandria Convalescent Hospital, a partnership ("Operator") shall contract with Tenant or a corporation wholly owned by Tenant ("Manager") to manage the Facility under Operator's existing license on the terms and conditions specified in the Management Agreement between the Manager and Operator. Manager shall be responsible for any and all losses which may be sustained and for all expenses incurred by Manager arising from or relating to the Facility. Manager shall, to the extent consistent with the Management Agreement, conduct its management activities in its own name, incurring all debts, liabilities and payroll costs on its own behalf, and not on behalf of Operator or Lessor. If Tenant is not the Operator, Tenant shall personally guarantee the Management Agreement.

       10.3  Long-Term Arrangements.  Tenant shall not, without the written
             ----------------------
consent of Lessor, which shall not be unreasonably withheld, enter into any care agreement, lease or other term arrangement other than month-to-month, nor accept any prepaid rent, fees, deposits or other compensation from or on behalf of any occupant or resident for any term of occupancy or residency in excess of ninety days; provided, however, that in no event shall Tenant enter into any agreement or accept any funds except in accordance with all applicable laws and governmental regulations.

       10.4  Notice of Damage.  Tenant shall promptly inform Lessor in writing
             ----------------
of any damage or destruction to any part of the Facility in excess of $25,000, and of any notice or claim or violation of any law, governmental rule or regulation or other matter concerning the Facility.

       10.5  Access to Books and Records.  Lessor shall have reasonable access
             ---------------------------
during normal business hours to Tenant's books and records pertaining to licenses, the patient census, and funds due or received from governmental agencies, insurance carriers or private parties with respect to periods prior to the Commencement Date, regardless of when such funds may actually be received.

       10.6  Compliance with Law.
             -------------------

             (a) Tenant shall not use the Facility or permit anything to be done on the Premises which will in any way conflict with any law or governmental regulations or with the requirements of any duly constituted public authority or of any board of fire underwriters or other similar body relating to the condition, use, or occupancy of the Facility. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Lessor is a party or not, that Tenant has violated any such law, governmental regulation or requirement shall be conclusive of that fact. Tenant shall not allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises nor shall Tenant conduct any auction upon the Premises.

             (b) Tenant shall operate the Facility in compliance with all Material state, Federal and Local laws and regulations including but not limited to Title 22 and shall promptly correct any such non-compliance upon receipt of notes thereof from any governmental agency or from Lessor. Tenant acknowledges that a skilled nursing facility is a unique facility and that a violation of governmental requirements with respect to such unique facility can cause severe damage to such facility, including but not limited to the reputation, goodwill and economic viability of such facility. Therefore, Tenant acknowledges and agrees that the failure of Tenant to perform its obligations and duties under this paragraph 10 is a material breach and default under this Lease, that such failure may result in substantial injury and damage to Lessor, and that in addition to Lessor's other remedies provided by law or under this Lease, Tenant shall be liable to Lessor for any and all damages, whether direct or consequential that may be suffered, incurred or sustained by Lessor on account of such breach or default including, but not limited to, reasonable attorney's fees, injury and damage to the name and reputation of the Facility or Lessor.

       10.7  Insurance Hazards.  No use shall be made or permitted to be made of
             -----------------
the Facility or any part thereof, nor acts done, which will cause the cancellation of any insurance policy covering the Facility, or any part thereof, nor shall Tenant sell, or permit to be kept, used, or sold, in or about the Premises any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Facility, of any insurance organization or company necessary for the maintenance of reasonable fire and extended coverage, public liability or other insurance required to be provided hereunder covering said Facility or the operations thereof.

       10.8  Occupancy.
             ---------

             Throughout the entire term of this Lease, Tenant shall use Tenant's best efforts to maintain the patient census in the Facility at substantially full capacity.

11.    MAINTENANCE, REPAIRS AND ALTERATIONS
       ------------------------------------

       11.1  Tenant's Obligations.
             --------------------

             (a) Except as provided in paragraph 3.1, Tenant shall keep in good order, condition and repair the Premises and every part thereof, structural and nonstructural (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all plumbing heating, air conditioning (Tenant shall procure and maintain, at Tenant's expense, an air conditioning system maintenance contract), ventilating electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior), foundations, ceilings roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, and all landscaping, driveways, parking lots, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises.

             (b) Tenant shall, at its sole cost and expense, during the term of this Lease keep and maintain all of the Equipment in good working order, condition and repair. Tenant shall have the right to install on the Premises any and all equipment and fixtures which Tenant desires to install thereon and which are necessary or convenient to Tenant's use of the Premises as a skilled nursing facility. All such property so installed by Tenant shall remain Tenant's property (other than as replacements for personal property as provided below) and, provided Tenant is not in default hereunder, may be removed by Tenant as provided in this Lease. Tenant shall not remove the Equipment or any part thereof or replacement therefor, including without limitation personal property purchased by Tenant, without the prior written consent of Lessor. Tenant shall purchase and replace with substitutes of equal or higher quality any worn out or broken items of Equipment as the same may occur from time to time throughout the term of this Lease, at Tenant's sole cost and expense. Items so replaced by Tenant shall be and remain the property of Lessor. Tenant agrees, upon written request from Lessor, to execute any and all documents reasonably necessary to assist Lessor to fully evidence Lessor's ownership of the Equipment property.

             (c) Tenant shall make all repairs, alterations, replacements and additions to the Facility necessary to obtain and maintain licensing as a 177-bed skilled nursing facility and certification of the Facility as a 177-bed skilled nursing provider under Medi-Cal and Medicare legislation during the entire Lease term. However, in the event during the Lease Term, improvements to the Facility are required in order to maintain licensing as a 177-bed skilled nursing facility and such improvements are physically not capable of being made, or are prohibited by the laws regulating the use of the Premises, Tenant shall not be required to make such improvements to the extent the same are physically incapable of being made or prohibited, but, the Lease shall remain in full force and effect and the rent hereunder shall not be abated. Tenant expressly assumes the risk of any change in the laws applicable to the Facility.

       11.2  Lessor Has No Obligation.  Lessor shall have no obligation to
             ------------------------
repair, replace or maintain the Equipment or Premises. Tenant expressly waives the benefit of Civil Code Sections 1941 and 1942 or any other statute which would otherwise permit Tenant to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Equipment and Premises in good order, condition and repair.

       11.3  Lessor's Rights.  If Tenant fails to perform Tenant's obligations
             ---------------
under this Paragraph 11, Lessor may but shall not be required to enter the Premises and make such repairs and replacements, and the cost thereof together with interest at the rate of 10% per annum shall become due and payable as additional rent to Lessor, together with Tenant's next rent payment.

       11.4  Alterations.
             -----------

             (a) Tenant shall not, without Lessor's prior written consent make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, except for nonstructural alterations not exceeding $50,000 in cost. As used in this paragraph 11.4 the term "Utility Installation" shall mean bus ducting, power panels, wiring, fluorescent fixtures, space heaters, conduits, air conditioning and plumbing. Lessor may require that Tenant remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition. Lessor may require Tenant to provide Lessor, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may require that Tenant remove any or all of such at Tenant's sole expense. Lessor agrees that the original Tenant whose signatures appear on this Lease together with any Tenant Related Party as defined in paragraph 18.2, shall not be required to provide a lien and completion bond for any improvement under this paragraph 11.1(a) if the cost of such improvement is less than $100,000.

             (b) Notwithstanding the foregoing, Tenant may make Cosmetic Alterations to the Premises without Lessor's approval. As used herein, the term "Cosmetic Alterations" shall mean painting or the installation of wall coverings, floor cover-ings, window coverings, lighting fixtures, moldings or ceiling tiles.

             (c) Any alterations, improvements, additions or Utility Installations in, or about the Premises that Tenant shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent the consent shall be deemed conditioned upon Tenant acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Tenant with all conditions of said permit in a prompt and expeditious manner.

             (d) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Tenant shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Tenant shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to 150% of such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Tenant to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall reasonably determine that there is a conflict of interest arising from the representation of Lessor and Tenant by the same attorneys or that Lessor is not fully insured against all liability arising from such claim. Any dispute arising out of Tenant's liability for Lessor's attorney's fees and costs pursuant to this paragraph shall be determined by reference in accordance with paragraph 25.20 of this Lease.

             (e) Unless Lessor requires their removal, as set forth in paragraph 11.4(a), all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this paragraph 11.4(e), Tenant's personal property and equipment, other than replacements of the Equipment as provided in paragraph 11.1 and that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of paragraph 12.

12.    SURRENDER ON TERMINATION
       ------------------------

       12.1 Tenant shall vacate and surrender the Facility and any additions to or replacements thereof in good order and repair, ordinary wear and tear excepted, in a condition acceptable to all governing or licensing authorities and the Tenant shall remove all of its personal property and equipment therefrom so that Lessor can take possession of the Facility not later than noon on the day upon which this Lease or any extension thereof expires, or any sooner termination of this Lease.

       12.2 Subject to the provisions of paragraph 11.4(d), Tenant may at any time prior to or upon the termination of this Lease or any renewal or extension thereof, remove from the Premises, Tenant's own personal property and equipment, excepting any and all alterations, improvements, additions and replacements of and to the Facility, or any Utility Installations, provided, however, that such property owned by Tenant is removed without substantial injury to the Facility. No injury shall be considered substantial if it is properly corrected at Tenant's expense prior to the expiration or sooner termination of this Lease by restoration to the condition that existed prior to the installation of such property. Any such property not removed shall become the property of Lessor.

       12.3 At the expiration of the term of this Lease or upon its sooner termination, Tenant, or the corporation, partnership or other entity licensed to manage the Facility ("Tenant/Manager") shall contract with Lessor or Lessor's designee to manage the facility under Tenant/Manager's then-existing License on the same terms and conditions as those specified in paragraph 10.2(c) of this Lease and in the Management Agreement referred to in said paragraph.

13.    UTILITIES
       ---------

       Tenant shall pay prior to delinquency all charges for water, gas, electricity, waste disposal and all other utilities supplied to the Premises. No failure or interruption of utilities shall entitle Tenant to terminate this Lease or withhold rent or other sums due hereunder.

14.    INDEMNITY
       ---------

       14.1  Indemnity by Tenant. Tenant shall indemnify and hold Lessor and
             -------------------
Operator harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Tenant's use of the Facility, or from the conduct of Tenant's business, or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, or elsewhere. Tenant shall further indemnify and hold Lessor and Operator harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease, or arising from any negligence of Tenant or Tenant's agents, contractors, or employees and from and against all costs, attorney's fees, expense, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Lessor or Operator by reason of any such claim, Lessor or Operator shall promptly notify Tenant of same. Tenant upon notice from Lessor or Operator shall defend same at Tenant's expense by counsel satisfactory to Lessor and Operator. Tenant, as a material part of the consideration to Lessor and Operator, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises arising from any cause and, subject to the provisions of paragraph 14.2, Tenant hereby waives all claims in respect thereof against Lessor.

       14.2  Indemnity by Lessor. Lessor shall indemnify and hold Tenant
             -------------------
harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Lessor's use of the Premises prior to the inception of this Lease, or from the conduct of Lessor's business, or from any activity, work or thing done, permitted or suffered by Lessor, its agents, contractors, employees, lessees other than Tenant, or anyone, in or about the Premises, or elsewhere, prior to the inception of this Lease. In the event any action or proceeding is brought against Tenant by reason of any such claim, Lessor upon notice from Tenant shall defend same at Lessor's expense by counsel satisfactory to Tenant.

       14.3  Exemption of Lessor from Liability. Neither Lessor nor Operator
             ----------------------------------
shall be liable for injury to Tenant, Tenant's business or loss of income therefrom or for damage which may be sustained by the person, goods, wares, merchandise, or property of Tenant, its employees, invitees, customers, residents, agents, or contractors, or any other person in or about the Premises, from any cause whatsoever, excepting that caused by Lessor's or Operator's willful malfeasance.

15.  INSURANCE
     ---------

     15.1  Required Coverage.  Tenant shall keep the Facility and the operation
           -----------------
of the Premises insured throughout the Lease term against the following:

           (a) Loss or damage by fire, vandalism, malicious mischief, special extended perils (all risk), and such other risks as may be included in the broadest form of extended coverage insurance, from time to time available in amounts sufficient to prevent Lessor or Tenant from becoming a co-insurer within the terms of the applicable policies, and in any event, in an amount not less than one hundred percent of the then full replacement cost;

           (b) Loss or damage from leakage of sprinkler systems now or hereafter installed on the Premises in an amount not less than one hundred percent of the then full replacement cost;

           (c) Loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus on the Premises, in such limits with respect to any one accident as may be reasonably requested by Lessor from time to time;

           (d) Loss of rental, under a rental value insurance policy covering risk of loss due to the occurrence of any on the hazards described in the preceding subparagraphs of this paragraph 15.1, in an amount sufficient to prevent the Lessor from becoming a co-insurer, but in any event, in an amount not less than one hundred percent (100%) of the then full basic rental income of twelve (12) months, including all other charges to be paid hereunder, such policy or policies to be obtained and paid for by Tenant as frequently as required.

           (e) Claims for personal injury and property damage under a policy of comprehensive general public liability insurance against any liability arising out of the ownership, use, occupancy or maintenance of the Facility and all areas appurtenant thereto with a combined single limit of not less than $4,000,000 or in such other reasonable additional amounts requested by Lessor from time to time.

           (f) Against such other hazards and in such amounts as the holder of any security interest, mortgage or deed of trust to which this Lease is subordinate may reasonably require from time to time;

           (g) Any and all risks covered by a full coverage policy of worker's compensation insurance under the laws of the State of California.

           (h) Against all risks under a full coverage policy of incidental malpractice insurance or other such insurance covering the operation of Premises, with such limits as may from time to time be reasonably requested by Lessor, which limits shall be $5,000,000 as of commencement of the term.

     15.2  Full Replacement Cost.  The term "full replacement cost" shall mean
           ---------------------
the full replacement cost, including demolition cost, but excluding foundations. Lessor and Tenant shall, from time to time, but not more often than every other year, determine the full replacement cost. If Lessor and Tenant cannot agree among themselves as to the full replacement cost, then, upon notice from either Lessor or Tenant, the full replacement cost shall be determined by reference in accordance with paragraph 25.20.

     15.3  Named Insured.
           -------------

           All policies of insurance shall name Lessor and Tenant as the insureds, as their respective interests may appear. At the request of Lessor, any insurance policy shall be made payable to the holders of any security interests, mortgages or deeds of trust to which this Lease is at any time subordinate, as the interests of such holders may appear.

     15.4  Miscellaneous Requirements of Policies.
           --------------------------------------

           (a) All insurance required by this Lease shall be effected under enforceable policies issued by insurers of recognized responsibility licensed to do business in the State of California and maintaining during the policy term a "General Policy Holders Rating" of at least B+ viii, or such other rating as may be required by any lender having a lien against the Premises. If Tenant cannot obtain any required insurance or any other insurance required under this Lease, Lessor shall have the right but not the obligation to obtain such insurance. If Lessor obtains such insurance, Tenant shall reimburse Lessor on presentation to Tenant of the invoice for the insurance.

           (b) Except as otherwise set forth herein, all policies shall contain an agreement by the insurers (i) that any loss shall be payable to Lessor and Tenant or the holders of any security interests, mortgages or deeds of trust to which this Lease is subordinate, as the interests of such holders may appear, notwithstanding any act or negligence of Tenant which might otherwise result in the forfeiture of such insurance; (ii) that such policies shall not be canceled or modified except after 30 days' written notice to Lessor and to the holders of any mortgages or deeds of trust to whom loss may be payable; and (iii) that the coverage shall not be affected by the performance of any work in or about the Premises.

           (c) If Tenant provides any insurance required by this Lease in the form of a blanket policy, Tenant shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Facility.

     15.5  Tenant's Obligations, Rights and Remedies of Lessor.
           ---------------------------------------------------

           (a) Tenant agrees that it will pay all insurance premiums promptly and furnish Lessor with satisfactory evidence of such payment within 10 days after such premium becomes due. If Tenant fails to obtain such insurance, pay such premiums when due, or furnish satisfactory evidence of payment, then Lessor may but shall not be required to place such insurance or pay the premiums, and in the event of such payment by Lessor, the amount paid may, at the option of Lessor, be added as additional rent to the next installment of rent due from Tenant or to any subsequent installment and shall be collectible as additional rent. In the event that Tenant continues in effect any of Lessor's insurance policies, the premiums on such policies shall be pro-rated between Lessor and Tenant as of the Commencement Date, and Tenant shall pay Lessor in cash for Tenant's share of such premiums within 3 days after Lessor notifies Tenant of the amount to be paid by Tenant.

           (b) Tenant shall deliver a binder all insurance policies to Lessor not later than 10 days from the Commencement Date, together with evidence that all premiums have been paid, and thereafter, upon renewal, Tenant shall deliver satisfactory evidence to Lessor that the premiums for the next ensuing period on such insurance policies have been paid.

           (c) Within 10 days after the expiration of any policy, Tenant shall deliver the original renewal policy to Lessor, or Lessor may but shall not be required to order such insurance and charge the cost to Tenant to be added as additional rent to the next installment of rent due from Tenant or to any subsequent installment.

           (d) Premiums for insurance covering the Facility which Tenant elects to Maintain during the first and last year of this Lease or any renewal or extension of this Lease shall be prorated between Lessor and Tenant, as of 12:00 A.M. on the Commencement Date and Termination Date, respectively, of this Lease or any renewal or extension of this Lease.

     15.6  Waiver of Subrogation. Tenant and Lessor each hereby waive all rights
           ---------------------
of recovery against the other, or against the officers, employees, agents and representatives of the other, or against Operator for loss or damage to such waiving party of its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage.

     15.7  No Representation of Adequate Coverage.  Lessor makes no
           --------------------------------------
representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant's property or obligations under this Lease.

16.  DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD, NO RENT ABATEMENT
     -------------------------------------------------------------

     16.1  Obligation to Rebuild. In the event that all or part of the Facility
           ---------------------
is damaged or destroyed, partially or totally, from any cause whatsoever whether or not such damage or destruction is covered by any insurance required to be maintained under Paragraph 15.1 hereof, then Tenant shall replace, repair, restore and rebuild the Facility to its condition existing immediately prior to such damage or destruction and this Lease shall remain in full force and effect. Such replacement, repair, restoration and rebuilding (all of which are herein called "repair") shall be commenced within a reasonable time after such damage or destruction has occurred and shall be diligently pursued to completion.

     16.2  Insurance Proceeds.  The proceeds of any insurance maintained under
           ------------------
Paragraph 15.1(a), (b), (c) or (f) hereof shall be made available to Tenant for payment of costs and expense of repair, provided however, that such proceeds may be made available to Tenant subject to reasonable conditions, including, but not limited to architect's certification of cost, retention of a percentage of such proceeds pending recordation of a notice of completion and a lien and completion bond to insure against mechanic's or materialmen's liens arising out of the repair and to insure completion of the repair, all at the expense of Tenant. In the event the insurance proceeds are insufficient to cover the cost of repair, then any amounts required over the amount of the insurance proceeds received that are required to complete said repair shall be paid by Tenant.

     16.3  Abatement of Rent.  Notwithstanding the partial or total destruction
           -----------------
of the Premises or any part thereof, and notwithstanding whether the casualty is insured or not, there shall be no abatement of rent or of any other obligation of Tenant hereunder by reason of such damage or destruction unless the Lease is terminated by virtue of any other provision of this Lease.

     16.4  Waiver.  Tenant waives the provisions of California Civil Code
           ------
Sections 1932(2) and 1933(4) and any other statutes which relate to termination of leases when the property leased is destroyed and agrees that such event shall be governed by the terms of this Lease.

17.  CONDEMNATION
     ------------

     17.1 If any part of the Premises shall be taken or condemned for a public or quasi-public use, and a part thereof remains which is susceptible of occupation, this Lease shall terminate as to the part so taken as of the date title vests in the condemnor, and the rent payable hereunder shall be adjusted so that for the remainder of the Lease Term, Tenant shall be required to pay only such portion of the rent as the value of the part remaining after the condemnation bears to the value of the entire Premises at the date of condemnation; but in the event the remainder is so diminished that the economic feasibility of operating the Premises is unreasonably diminished, either Lessor or Tenant shall have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor, by written notice to the other within 10 days after title vests in the condemnor.

     17.2 If all of the Premises, or such part thereof be taken or condemned so that there does not remain a portion susceptible for occupation hereunder, as above-described, this Lease shall thereupon terminate. If a part or all of the Premises be taken or condemned, all compensation awarded upon Such condemnation or taking which does not relate to Tenant's personal property shall go to the Lessor, and the Tenant shall have no claim thereto, and the Tenant hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Tenant may become entitled during the term hereof by reason of the condemnation of all or any part of the Premises. In the event that Lessor and Tenant do not agree upon the allocation, the matter shall be submitted to judicial reference, and the award shall be allocated as the referee shall determine.

     17.3 Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

18.  RESTRICTION ON ASSIGNMENT, SUBLETTING, HYPOTHECATION AND OTHER TRANSFER
     -----------------------------------------------------------------------

     18.1  Lessor's Consent Required.  Tenant shall not voluntarily or by
           -------------------------   ----------------------------------
operation of law assign, transfer, mortgage. pledge, encumber. or sublet
------------------------------------------------------------------------
("Transfer") any part of Tenant's interest in this Lease or in the Premises.
----------------------------------------------------------------------------
Equipment or any part thereof, without Lessor's prior written consent. which
----------------------------------------------------------------------------
Lessor shall not unreasonably withhold. Lessor hereby agrees to consent to any
--------------------------------------
commercially reasonable assignee or sublessee, if the following conditions are met:
     (a) Tenant shall submit to Lessor with any request for an assignment or sublease, the agreement of the proposed assignee or sublessee to assume all of Tenant's obligations under this Lease;

     (b) Tenant shall submit complete financial statements for the proposed assignee or sublessee, evidencing a tangible net worth of at least $3,000,000; and

     (c) The Chief Executive Officer and/or Chief operating officer of the division of the proposed assignee and/or sublessee that intends to operate the Facility shall have a minimum of five years experience in the ownership, management or operation of skilled nursing facilities.

In the event the proposed Tenant meets the above-referenced conditions, Lessor shall consent to said assignment and/or subletting to the proposed Tenant. Upon receipt of Lessor's approval, Tenant may Transfer Tenant's interest to the proposed transferee, but Tenant shall remain personally liable under this Lease. Any attempted Transfer without such consent shall be void and shall constitute a breach of this Lease.

     18.2  Transfer to Tenant Related Party.  Subject to paragraph 18.3,
           --------------------------------
Tenant may Transfer the Facility or Tenant's interest in any corporation, unincorporated association or partnership which holds this Lease to a Tenant Related Party subject to the condition that Tenant shall give written notice to Lessor in advance of any such Transfer, which notice shall include copies of the assignment, sublease, or other writing evidencing the transfer. As used herein a Tenant Related Party shall mean one of the Tenants, a descendant of one of the Tenants, a trust for the benefit of one of the Tenants or the spouse or descendants of a Tenant, or a corporation, partnership or other entity that is beneficially owned in its entirety by one of the Tenants, or the spouse or descendants of a Tenant.

     18.3  No Release of Tenant.  Regardless of Lessor's consent, no
           --------------------
Transfer shall release Tenant from Tenant's obligations under this Lease. The acceptance-of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any subtenant, assignee or successor of Tenant in the performance of any of the terms hereof, Lessor may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

     18.4  Attorney's Fees.  In the event Tenant shall assign the Lease or
           ---------------
sublet the Facility or request the consent of Lessor to any assignment or subletting or if Tenant shall request the consent of Lessor for any act Tenant proposes to do then Tenant shall pay Lessor's reasonable attorney's fees incurred in connection therewith, such attorney's fees not to exceed $2,500 for each such request.

     18.5  Form of Consent.  Each Transfer, assignment, subletting,
           ---------------
license, concession agreement, mortgage and hypothecation to which there has been consent shall be by an instrument in writing in form satisfactory to Lessor, and shall be executed by the parties thereto who shall agree in writing for the benefit of Lessor herein to assume, to be bound by, and to perform all of the terms, covenants, and conditions of this Lease. One executed copy of such written instrument shall be delivered to Lessor. Failure to first obtain in writing Lessor's consent or failure to comply with the provisions of this paragraph shall operate to prevent any such Transfer, assignment, subletting, license, concession agreement or hypothecation from becoming effective. Assignments and subletting permitted under paragraph 18.2 to related parties shall nonetheless be documented in a writing whereby each assignee, and each shareholder of a corporate assignee, shall assume and be bound by all of the terms, covenants and conditions of this Lease applicable to the Tenant.

     18.6  Transfer of Ownership.  If Tenant or any sublessee, or assignee
           ---------------------
or successor in interest of Tenant hereunder is a corporation or is an unincorporated association or partnership, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed a Transfer within the meaning and provisions of this paragraph 18.1.

19.  DEFAULT
     -------

     19.1  Tenant's Default.  The occurrence of any one or more of the
           ----------------
following shall constitute a material default and breach of this Lease by
Tenant:

           (a) Failure to pay rent, additional rent or any other sum or sums payable by Tenant hereunder when due, if the failure continues for five (5) days after notice has been given to Tenant.

           (b) Abandonment and vacation of the Premises or the Equipment.

           (c) Failure to perform any other provision of this Lease if the failure to perform is not cured within 15 days after notice has been given to Tenant. If the nature of Tenants' default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a breach of this Lease by Tenant if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

           (d) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days.

           (e) The discovery by Lessor that any financial Statement given to Lessor by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant or any guarantor of Tenant's obligation hereunder, and any of them, was materially false.

           (f) Notwithstanding any other provisions of this Lease, the failure of Tenant to comply with any provision of the Lease, if such failure substantially jeopardizes the continued licensing or certification of the Facility or its certification as either a Medicare or Medi-Cal provider and if, within 72 hours after written notice thereof from Lessor to Tenant, Tenant shall not have either (i) cured such failure; or (ii) obtained an injunction or other order preventing revocation or suspension of licensing or decertification of the Facility; or (iii) provided Lessor with assurances reasonably satisfactory to Lessor that the Facility will not be subject to license suspension or revocation or decertification as a result of such failure or alleged failure.

     19.2  Lessor's Remedies.  In the event of a default by Tenant under
           -----------------
this Lease, Lessor shall have the following remedies; these remedies are not exclusive; they are cumulative and are in addition to any remedies now or later allowed by law and in addition to any other rights and remedies of Lessor under any provision of this Lease:

           (a) Re-Entry Without Termination.  Lessor shall have the immediate
               ----------------------------
right of re-entry and may remove Tenant and any or all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant.

               (i) Should Lessor elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may either terminate this Lease or Lessor may from time to time, without terminating this Lease, re-let the Premises, or the Equipment, or any part thereof, for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in his sole discretion may deem advisable with the right to make repairs to said Premises and Equipment upon each such re-letting.

               (ii)  Tenant shall be liable immediately to pay to Lessor:

                     (1) All costs Lessor incurs in re-letting the Facility, including, without limitation, broker's commissions, expenses of remodeling the Facility required by the re-letting, but only insofar as such remodeling is necessary to restore the Premises to their condition at the inception of this Lease, reasonable wear and tear excepted, expenses of repairing the Facility and like costs. Re-letting can be for a period shorter or longer than the remaining term of this Lease; and

                     (2) The amount, if any, by which the rent, additional rent and all other sums reserved in this Lease from the period of such re-letting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the Facility for such re-letting, payable monthly.

               (iii) At the option of Lessor, rents received by such Lessor from such re-letting shall be applied: First, to the payment of any indebtedness, other than rent due hereunder from Tenant to Lessor; second, to the payment of any costs and expenses of such re-letting and of such repairs; third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder.

               (iv) If Tenant has been credited with any rent received by such re-letting under this paragraph 19.2, and such rent shall not be promptly paid to Lessor by the new tenant, or if such rentals received from such re-letting under this paragraph 19.2 during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly.

               (v) No such re-entry or taking possession of said Premises by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

           (b) Termination.  Lessor may terminate this Lease and Tenant's right
               -----------
to possession of the Facility, or any part thereof, at any time. No act by Lessor other than giving written notice to Tenant shall be required to terminate this Lease. Acts of maintenance, efforts to relet the Facility, or the appointment of a receiver on Lessor's initiative to protect Lessor's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Lessor has the right to recover from Tenant: (i) The worth, at the time of the award of the unpaid rent that had been earned at the time of termination of this Lease; (ii) The worth, at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; (iii) The worth, at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; (iv) Any other amount, and court costs, necessary to compensate Lessor for all detriment proximately caused by Tenant's default; and (v) "The worth, at the time of the award", as used in subparagraph (i) and (ii) of this paragraph 19.2(b) is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth, at the time of the award", as referred to in subparagraph (iii) of this paragraph 19.2(b), is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

           (d) Cure at Tenant's Expense. Lessor can cure any default at Tenant's
               ------------------------
expense. If Lessor at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Tenant to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate allowed by law from the date the sum is paid by Lessor until Lessor is reimbursed by Tenant. The sum, together with interest on it, shall be additional rent.

     19.3  Default by Lessor.
           -----------------

           (a) Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Lessor, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

           (b) Provided that Tenant has paid rent or other sums required to be paid by it and in the event any mortgage or beneficiary of any Note secured by a deed of trust or mortgage on the Premises or any part thereof shall commence foreclosure proceedings as a result of Lessor's wrongful failure to make any interest or principal payment due thereunder, then and in such event Tenant shall have the right, but not the obligation, to pay such sum as may be required to bring such indebtedness current and pay any foreclosure costs in connection therewith, and to set off the amount so paid against the next ensuing installments of minimum monthly rent due from Tenant to Lessor. Thereafter, all such rent shall be paid directly to Lessor.

     19.4  Late Charges.  Tenant hereby acknowledges that late payment by
           ------------
Tenant to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, Tenant shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Tenant. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

20.  BOOKS, RECORDS AND CENSUS
     -------------------------

     20.1 Tenant shall keep and maintain on the Premises records covering all occupants in the Facility that a the Facility is required to maintain by or under Medicare, Medi-Cal or any other governmental authority, for a period of at least seven (7) years, and Tenant shall cause all its assignees, subtenants, licensees and agents to do the same.

     20.2 Tenant shall provide Lessor, upon Lessor's reasonable request, a Certified Census Report setting forth percentage of occupancy in the Facility.

21.  ABANDONMENT OF FACILITY
     -----------------------

     Tenant shall not vacate or abandon the Facility or cease operating a skilled nursing business thereon. If Tenant shall abandon, vacate or surrender the Facility, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant left on the Premises shall be deemed to be abandoned, at the option of Lessor.

22.  TRANSFER OF LESSOR'S INTEREST
     -----------------------------

     The term "Lessor" as used in this Lease so far as covenants and obligations on the part of the Lessor are concerned shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer or transfer of the title to such fee, the Lessor herein named (and in case of any subsequent transfers or conveyances the then Grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability for the performance of any covenants or obligations on the part of the Lessor contained in this Lease thereafter to be performed, provided that any funds in the hands of such Lessor or the then Grantor at the time of such transfer, in which the Tenant has an interest, shall be turned over to the Grantee and any amount then due and payable to the Tenant by the Lessor or the then Grantor under any provision of this Lease, shall be paid to the Tenant; provided further that the Grantee assumes and agrees in writing to perform the obligations of Lessor under this Lease, it being intended hereby that the covenants and obligations contained in this Lease on the part of the Lessor shall, subject to the aforesaid, be binding on the Lessor, its successors and assigns, only during and in respect of their respective successive periods of ownership.

23.  INVENTORY AND PRORATIONS
     ------------------------

     23.1 In the event Tenant collects any rentals from Medicare, Medi-Cal, any insurance carrier, or third-party payor on behalf of residents of the Facility for any period prior to the Commencement Date, Tenant shall immediately deliver such checks or drafts to Lessor without depositing the same in any account of Tenant. In the event Tenant receives any checks that include payment for periods both before and after the Commencement Date, Tenant may deposit such checks and deliver to Lessor, Tenant's check for the portion relating to the period before the Commencement Date, together with a copy of the remittance advice or other document from the payor of the check received by Tenant, identifying the payor and indicating the period which the check is intended to cover and the patient for whom the payment is made. In the event Tenant collects any other rentals from or on behalf of residents of the Facility, Tenant may apply such payment first to any amount then due and owing by the resident or occupant of the Facility to Lessor for the period before the Commencement Date; and any such payment for periods before the Commencement Date shall immediately be paid by Tenant to Lessor. Tenant agrees to cooperate with Lessor in the collection of any amounts owing to Lessor for the use or occupancy of the Facility prior to the Commencement Date.

     23.2 Lessor and Tenant shall cause an inventory of all food, stock and other disposable goods and supplies on the Premises to be taken on November 1, 1992, and Lessor shall cause same to be transferred to Tenant, at Lessor's cost, or at the cost of the lessee of the Premises prior to the inception of this Lease. Tenant shall pay such amount to Lessor on November 1, 1992, together with Tenant's prorated share of insurance premiums, if any, on policies to be maintained by Tenant and heretofore paid by Lessor.

     23.3 Lessor shall credit Tenant with that portion of the rentals collected by Lessor from residents of the Facility for any portion of the month of November, 1992. Tenant shall be entitled to utilize such credit as an offset against its obligation to Lessor under paragraph 23.1. Any unused credit may then be applied to offset Tenant's minimum monthly rent obligation to Lessor.

     23.4 Lessor shall pay all accrued salary and other benefits due to employees of the Facility through October 31, 1992. Tenant shall pay all salary, vacation and other benefits due to employees of the Facility beginning on November 1, 1992. Tenant shall pay all accrued vacation to employees of the Facility that is payable to an employee on or after November 1, 1992; and, Lessor shall reimburse Tenant for the portion thereof applicable to the period prior to November 1, 1992.

24.  UNDERTAKING FOR EQUIPMENT LIENS
     -------------------------------

     Within ten (10) days after the commencement of the term of this Lease, Tenant shall deliver to Lessor a written bond or undertaking by an insurance company licensed to do business in California with a rating not less than that provided in paragraph 15.4(a), with liability in the amount of $250,000, which shall insure Lessor against and provide for the payment of any lien, encumbrance or mortgage securing the Equipment made by Tenant or any other claim against the Equipment arising from Tenant's conduct. Nothing in this paragraph shall be construed as a consent to the mortgage, pledge, encumbrance or other hypothecation of the Equipment by Tenant. Said undertaking shall be in the form attached hereto as Exhibit if "3." In the event a form of undertaking is not attached as Exhibit "3," the form of undertaking shall be subject to the approval of Lessor, which approval shall not be unreasonably withheld.

25.  GENERAL PROVISIONS
     ------------------

     25.1  Estoppel Certificate.
           --------------------

           (a) Tenant shall at any time upon not less than 10 days' prior written notice from Lessor execute a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

           (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor; (ii) that there are no uncured defaults in Lessor's performance; and (iii) that not more than one month's rent has been paid in advance, or such failure may be considered by Lessor as a default by Tenant under this Lease.

     25.2  Severability.  The invalidity of any provision of this Lease as
           ------------
determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

     25.3  Interest and Late Charges on Past-Due Obligations. Except as
           -------------------------------------------------
expressly herein provided, any amount due to Lessor not paid within ten days after the date that it is due shall bear interest at the rate of 10% per annum from the date that the payment was due. Acceptance of any late payment by Lessor shall in no way constitute a waiver of Tenant's default with respect to such overdue amount or any interest due thereon, nor prevent Lessor from exercising any of its rights and remedies hereunder. If Lessor elects to have the rent collected by a bank, any rent not paid when due shall bear interest as set forth herein. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

     25.4  Time of Essence.  Time is of the essence of this Lease.
           ---------------

     25.5  Captions.  Article and paragraph captions are not a part
           --------
hereof.

     25.6  Incorporation of Prior Agreements; Amendments. This Lease contains
           ---------------------------------------------
all agreements of the parties with respect to any matter mentioned herein. No prior agreement, memorandum or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

     25.7  No Brokers.  Tenant hereby acknowledges that there are no real estate
           ----------
broker or any after brokers in connection with this transaction.

     25.8  Notices. Any notice to be given hereunder shall be in writing and may
           -------
be given by personal delivery or by certified mail, and shall be deemed sufficiently given if addressed to Tenant or to Lessor at each of the addresses noted below. Either party may by notice to the other specify a different address for notice purposes.

If to Lessor:     Alexandria Convalescent Investments
                         c/o Salamon Mandel
                         316 North Las Palmas Avenue
                         Los Angeles, California  90004

With a copy to:   Gold, Marks, Ring & Pepper
                         1800 Ave of the Stars, Suite 300
                         Los Angeles, California  90067
                         Attn:  Elliot L. Shelton, Esq.

If to Tenant:     Robert M. Snukal, Sheila S. Snukal,
                         Manuel Padama, Clair Padama
                         1515 North Alexandria Avenue
                         Los Angeles, California  90027

With a copy to:   David B. Bloom, Esq.
                         3328 Wilshire Boulevard, 9th Floor Los
                         Angeles, California  90010

     25.9  Waivers.  No waiver by either party of any provision hereof. shall be
           -------
deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Lessor's knowledge of the preceding breach at the time of acceptance of such rent.

     25.10 Recording. Tenant shall not record this Lease or any memorandum
           ---------
thereof.

     25.11 Holding Over. If Tenant remains in possession of the Facility after
           ------------
the expiration of the Lease term without the express written consent of Lessor, such occupancy shall be a tenancy from month-to-month at a rental in the amount 150% of the last monthly rent plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

     25.12 Cumulative Remedies.  No remedy or election hereunder shall be deemed
           -------------------
exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     25.13 Covenants and Conditions. Each provision of this Lease performable by
           ------------------------
Tenant shall be deemed both a covenant and condition.

     25.14 Binding Effect; Choice of Law.  Subject to any provisions hereof
           -----------------------------
restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representa-tives, successors and assigns. This Lease shall be governed by the laws of the State of California.

     25.15 Subordination.
           -------------

           (a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.

           (b) Tenant agrees to execute any documents required to effectuate such subordination and, if Tenant fails to do so within 10 days after written demand, Tenant irrevocably appoints Lessor as Tenant's attorney in fact to do so in Tenant's name.

           (c) In the event of foreclosure or the exercise of the power of sale under any deed of trust made by Lessor covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Lessor under this Lease, provided such purchaser expressly agrees in writing to be bound by the terms of this Lease.

     25.16 Lessor's Access.  Lessor and Lessor's agents shall have the right to
           ---------------
enter the Premises at reasonable times for the purpose of inspecting the Premises and Equipment, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant.

     25.17 Merger.  The voluntary or other surrender of this Lease by
           ------
Tenant, a mutual cancellation thereof, or a termination by Lessor, shall not work a merger and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

     25.18 Quiet Possession.  Upon Tenant paying the rent and observing
           ----------------
and performing all of Tenant's obligations under this Lease, Tenant shall have quiet possession of the Premises for the entire Lease Term, subject to all of the provisions of this Lease.

     25.19 Provisions to be Construed Neutrally.  This Lease has been
           ------------------------------------
prepared jointly by Lessor and Tenant; and the terms, conditions, recitals and other provisions hereof shall not be interpreted or construed in favor of either party hereto but shall be interpreted and construed neutrally between the parties.

     25.20 Judicial Reference. Ally claim or dispute under this Lease that is to
           ------------------
be submitted to judicial reference shall be resolved by a general reference pursuant to California Code of Civil Procedure Section 638. This reference agreement provision shall be specifically enforceable. The claim or dispute shall be resolved by a referee under an order of general reference to try all issues of fact and law, whether legal or equitable, to be chosen by counsel for the parties from a list of retired superior court judges furnished by the Los Angeles Superior Court, with all parties hereby waiving any right to a trial by jury. If counsel are unable to agree upon a particular retired judge within 10 days after receipt by one party of a demand from the other party for judicial reference, then the referee shall be appointed by the court in accordance with Code of Civil Procedure
          Section 640, with each party entitled to only one disqualification pursuant to Code of Civil Procedure Section 170.6. The prevailing party shall be entitled to receive as part of the referee's award all reasonable attorneys' fees and costs actually incurred, plus interest at the Bank of America Reference Rate plus one point from the date of the claim. The judgment entered upon the decision of the referee shall be subject to all post-trial procedures and to appeal.

               25.21 Agreement Not to Compete. Salamon Mandel, one of the
                     ------------------------
          partners of Lessor and Operator, agrees that for a period of seven years, from November 1, 1992 to October 30, 1999, Salamon Mandel shall not act as the manager or administrator of any skilled nursing or board and care facility within a radius of five miles in any direction of the Facility. Notwithstanding the foregoing, it is agreed that it will not be a breach of this agreement if Salamon Mandel owns or has a beneficial interest in the owner or operator of other skilled nursing or board and care facilities, within said five-mile radius. In consideration of the agreement made by Salamon Mandel pursuant to this paragraph, Tenant shall pay to Salamon Mandel the sum of $350,000, payable in installments of $50,000 per year, commencing on November 1, 1992 and continuing on November 1 of each year to and including November 1, 1998. Tenant acknowledges and agrees that its payment obligation under this paragraph 25.21 is an absolute obligation and such obligation to make payments hereunder shall continue notwithstanding the death or disability of Mandel or upon the occurrence of any other circumstance or event, including but not limited to the termination of this Lease or a Transfer of this Lease by Tenant. In all events Tenant shall continue to make payments due and owing to Salamon Mandel or his successors pursuant to this paragraph 25.21, as the case may be, on such dates as such payments would otherwise be made pursuant to this paragraph. As additional consideration to Tenant pursuant to this paragraph, Benjamin Mandel agrees that he shall be bound by this paragraph to the same extent as Salamon Mandel; provided, however, that Tenant shall not unreasonably withhold its consent if Benjamin Mandel requests Tenant's consent to be the manager or administrator of a specific skilled nursing or board and care facility within a five mile radius of the Facility; and provided further that Tenant's consent thereto shall not release Tenant from any payment obligation under this paragraph.

               25.22 Joint and Several Liability. If the Tenant under this Lease
                     ---------------------------
          is more than one person, corporation, partnership or other entity, the obligations of such persons, corporations, partnerships or other entities as Tenant under this Lease are joint and several. A separate action may be brought or prosecuted against anyone of such persons, corporations, partnerships or other entities that is a Tenant under this Lease without bringing or prosecuting an action against any other person, corporation, partnership or other entity that is a Tenant under this Lease regardless if any other person, corporation, partnership or other entity that is a Tenant is joined in the action.

          THE PARTIES HERETO HAVE EXECUTED THIS LEASE AS OF THE DATE FIRST SET FORTH ABOVE.

          NOTICE TO TENANTS: THIS LEASE CONTAINS PROHIBITIONS AND RESTRICTIONS UPON ASSIGNMENT, SUBLEASE, HYPOTHECATION AND OTHER TRANSFER OF THE PREMISES, EQUIPMENT OR THE TENANT'S INTEREST IN THIS LEASE. SEE
          SECTION 18.

          "Lessor"                              "Tenant"

          ALEXANDRIA CONVALESCENT
          INVESTMENTS, a partnership            /s/ Robert M. Snukal
                                                --------------------------------
                                                ROBERT M. SNUKAL
          By: /s/ Salamon Mandel
             -------------------------------
             Salamon Mandel, Partner            /s/ Sheila S. Snukal
                                                --------------------------------
                                                SHEILA S. SNUKAL

          By: /s/ Frieda Mandel
             -------------------------------
             Frieda Mandel, Partner             /s/ Manuel Padama
                                                --------------------------------
                                                MANUEL PADAMA

          By: /s/ David Weiss
             -------------------------------
             David Weiss, Partner               /s/ Clair Padama
                                                --------------------------------
                                                CLAIR PADAMA

          By: /s/ Miriam Weiss
             -------------------------------
             Miriam Weiss, Partner


          By: /s/ Jacob Kasirer
             -------------------------------
             Jacob Kasirer, Partner


          By: /s/ Rose Kasirer
             -------------------------------
             Rose Kasirer, Partner



                       CONSENT TO AGREEMENT NOT TO COMPETE
                       -----------------------------------

Salamon Mandel and Benjamin Mandel consent and agree to be bound by paragraph
25.21 of this Lease.

                                                /s/ Salamon Mandel
                                                --------------------------------
                                                Salamon Mandel


                                                --------------------------------
                                                Benjamin Mandel

                                    EXHIBIT 1
                                LEGAL DESCRIPTION
                                -----------------


                    The real property in the City of Los Angeles, County of Los Angeles, State of California, described as:


                    Lots 27, 28, 30, 43, 44, 45 and 46 of The Keystone Tract as per map recorded in Book 6, Page 97 of Maps in the Office of the County Recorder of said County.

                                   EXHIBIT 2
                                   EQUIPMENT
                                   ---------



                                 [TO BE ADDED]

                                  EXHIBIT "3"
                                  UNDERTAKING
                                  -----------



                                 [TO BE ADDED]

                                   L E A S E

                      (ALEXANDRIA CONVALESCENT HOSPITAL)

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.  PARTIES.................................................................  1

2.  DESCRIPTION OF..........................................................  1

3.  TENANT'S ACCEPTANCE OF FACILITY.........................................  1
    3.1   Tenant's Investigation............................................  1
    3.2   Acceptance of Premises............................................  1
    3.3   Changes in Conditions.............................................  2

4.  TERM....................................................................  2

5.  SECURITY DEPOSIT........................................................  2

6.  RENT....................................................................  2
    6.1   Minimum Monthly Rent..............................................  2
    6.2   Rent Adjustment...................................................  2
    6.3   Medi-Cal Pass-Throughs............................................  3
    6.4   Net Lease.........................................................  3

7.  ADDITIONAL CONSIDERATION................................................  4

8.  RIGHT OF FIRST REFUSAL..................................................  4

9.  TAXES...................................................................  4
    9.1   Real Property Taxes...............................................  4
    9.2   Impound Account...................................................  5
    9.3   Definition of "Real Property Tax".................................  5
    9.4   Personal Property Taxes...........................................  5
    9.5   Right to Contest Taxes............................................  5

10. USE.....................................................................  5
    10.1  Skilled Nursing Facility..........................................  5
    10.2  Licensing.........................................................  5
    10.3  Long-Term Arrangements............................................  6
    10.4  Notice of Damage..................................................  6
    10.5  Access to Books and Records.......................................  6
    10.6  Compliance with Law...............................................  7
    10.7  Insurance Hazards.................................................  7
    10.8  Occupancy.........................................................  7

11. MAINTENANCE, REPAIRS AND ALTERATIONS....................................  7
    11.1  Tenant's Obligations..............................................  7
    11.2  Lessor Has No Obligation..........................................  8
    11.3  Lessor's Rights...................................................  8
    11.4  Alterations.......................................................  8

12. SURRENDER ON TERMINATION................................................  9

13. UTILITIES............................................................... 10

14. INDEMNITY............................................................... 10
    14.1  Indemnity by Tenant............................................... 10
    14.2  Indemnity by Lessor............................................... 10
    14.3  Exemption of Lessor from Liability................................ 10

15. INSURANCE............................................................... 11
    15.1  Required Coverage................................................. 11
    15.2  Full Replacement Cost............................................. 11
    15.3  Named Insured..................................................... 12
    15.4  Miscellaneous Requirements of Policies............................ 12
    15.5  Tenant's Obligations, Rights and Remedies of
          Lessor............................................................ 12
    15.6  Waiver of Subrogation............................................. 13
    15.7  No Representation of Adequate Coverage............................ 13

                                     -28-                              10/29/92

                                                                            Page
                                                                            ----
16. DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD, NO RENT
    ABATEMENT..............................................................  13
    16.1  Obligation to Rebuild............................................  13
    16.2  Insurance Proceeds...............................................  13
    16.3  Abatement of Rent................................................  13
    16.4  Waiver...........................................................  13

17. CONDEMNATION...........................................................  14

18. RESTRICTION ON ASSIGNMENT, SUBLETTING,
    HYPOTHECATION AND OTHER TRANSFER.......................................  14
    18.1  Lessor's Consent Required........................................  14
    18.2  Transfer to Tenant Related Party.................................  14
    18.3  No Release of Tenant.............................................  15
    18.4  Attorney's Fees..................................................  15
    18.5  Form of Consent..................................................  15
    18.6  Transfer of Ownership............................................  15

19. DEFAULT................................................................  15
    19.1  Tenant's Default.................................................  15
    19.2  Lessor's Remedies................................................  16
    19.3  Default by Lessor................................................  18
    19.4  Late Charges.....................................................  18

20. BOOKS, RECORDS AND CENSUS..............................................  18

21. ABANDONMENT OF FACILITY................................................  18

22. TRANSFER OF LESSOR'S INTEREST..........................................  19

23. INVENTORY AND PRORATIONS...............................................  19

24. UNDERTAKING FOR EQUIPMENT LIENS........................................  20

25. GENERAL PROVISIONS.....................................................  20
     25.1  Estoppel Certificate............................................  20
     25.2  Severability....................................................  20
     25.3  Interest and Late Charges on Past-Due
           Obligations.....................................................  20
     25.4  Time of Essence.................................................  20
     25.5  Captions........................................................  20
     25.6  Incorporation of Prior Agreements;
           Amendments......................................................  20
     25.7  No Brokers......................................................  20
     25.8  Notices.........................................................  21
     25.9  Waivers.........................................................  21
     25.10 Recording.......................................................  21
     25.11 Holding Over....................................................  21
     25.12 Cumulative Remedies.............................................  21
     25.13 Covenants and Conditions........................................  21
     25.14 Binding Effect; Choice of Law...................................  21
     25.15 Subordination...................................................  21
     25.16 Lessor's Access.................................................  22
     25.17 Merger..........................................................  22
     25.18 Quiet Possession................................................  22
     25.19 Provisions to be Construed Neutrally............................  22
     25.20 Judicial Reference..............................................  22
     25.21 Agreement Not To Compete........................................  23
     25.22 Joint and Several Liability.....................................  23

                                   -29-                                10/29/92

                    Consent, Agreement, and Acknowledgment
                    --------------------------------------

                                 July 30, 1997

To: Alexandria Convalescent Investments, A General Partnership

Dear Gentlemen:

My wife and I are the owners of 100% of the capital stock of Alexandria Convalescent Hospital Inc., a California corporation ("Alexandria"). We are also the owners of 100% of all interest in that certain lease agreement between yourselves and Robert M. Snukal, Sheila S. Snukal, Manuel Padama and Claire Padama, who are commonly referred to as Tenants, in that lease agreement dated November 2, 1992. We have previously purchased from Manuel Padama and Claire Padama all right, title, and interest to said lease from them, however, nothing set forth herein shall serve to release, waive, or otherwise affect the ability of the Lessor to proceed against them. Alexandria is a party to a Stock Purchase and Contribution Agreement (the "Agreement"). Pursuant to the terms of the Agreement at the time of closing, ownership of 100% of Alexandria's capital stock will be transferred (the "Transfer") to Fountain View Holdings, Inc, a Delaware corporation ("Holdings"), which will be a wholly-owned subsidiary of Fountain View, Inc., a Delaware corporation ("Fountain View"). In addition, in connection with the transactions contemplated by the Agreement, we will assign our interests in the Lease to Alexandria (together with the Transfer, the "Assignment"). Immediately after the consummation of the transactions contemplated by the Agreement, my wife and myself will retain voting and operational control of Alexandria, we will control the Board of Directors of Fountain View by electing three of the five proposed Directors of Fountain View, and we will continue to lead Alexandria's management team, and Robert Snukal will continue as the Chief Executive Officer of Alexandria, Holdings, and Fountain View. The Board of Directors shall be comprised of myself, my wife, and a third individual to be nominated by us; the other two seats on the Board of Directors will be nominees of Heritage Fund II Investment Corporation, who will own 49.9% of the common stock of Fountain View, Inc. Further, my wife and I will retain ownership and voting control of 50.1% of the common stock of Fountain View, Inc.

Pursuant to Section 18 and its related parts of the Lease Agreement dated November 2, 1992, (the "Lease") between Alexandria Convalescent Investments, A General Partnership as Lessor ("Lessor") and myself and my wife as Lessees ("Lessees"), your written consent is required to the Assignment referred to herein. Further, by their signature to this document and in connection with your consenting to the Assignment, Holdings and Fountain View, agree to assume all of the terms, covenants, conditions, and obligations of the Lessee to be performed under the Lease, upon the Closing. We, therefore, would appreciate you executing this Consent, Agreement and Acknowledgment with respect to the following:

     1. A true and correct copy of the Lease between Robert and Sheila Snukal, as the surviving Lessees, and Alexandria Convalescent Investments, A General Partnership, as Lessor, dated November 2, 1992, as attached hereto as Exhibit "A."

     2. As of the date hereof, (i) there exist no known defaults by any of the Lessees, (ii) Lessees are in full compliance with the terms of the Lease and (iii) the Lease is in effect as of the date hereof.

     3. We hereby consent to the Assignment, effective as of the date hereof, provided however, that in no event shall Lessees, Alexandria, Robert and Sheila Snukal, be released from Lessees' obligations under the Lease, and they agree that they will continue to be primarily obligated on the Lease and that in the event of a breach or default thereunder, Lessor may commence legal proceedings against any of Lessees, without first proceeding against any Assignee.

     4. In connection with the consent to be given by the Lessor, with respect to this Consent, Agreement and Acknowledgment, the Lessees shall pay the reasonable attorneys' fees of counsel for Alexandria Convalescent Investments, A General Partnership.

     5. Contemporaneous with the execution of this Consent, Agreement and Acknowledgment, you have received from Herman Muennichow, certified public accountant, a statement evidencing that Holdings and Fountain View, shall, at the time of the Closing, have a tangible net worth of at least three million dollars ($3,000,000.00) as provided for in
          Section 18.1(b) of the Lease.

     6. The execution by the Lessor of this Consent, Agreement and Acknowledgment shall not be deemed a consent to any further sublease or assignment by the parties hereto.


                                             Alexandria Convalescent
                                             Hospital, Inc.

/s/ Robert Snukal                            By: /s/ Robert Snukal
-------------------                             -----------------------------
Robert Snukal                                   Robert Snukal, President

                                             Fountain View Holdings, Inc.,
/s/ Sheila Snukal                            a Delaware corporation
-------------------
Sheila Snukal
                                             By: /s/ Robert Snukal
                                                -----------------------------
                                                Robert Snukal, President

                                             Fountain View, Inc.,
                                             a Delaware corporation

                                             By: /s/ Robert Snukal
                                                -----------------------------
                                                Robert Snukal, President


Based on the truth of the facts, representations, and statements set forth herein, by Alexandria, Robert and Sheila Snukal, Fountain View Holdings, Inc., a Delaware corporation, and Fountain View, Inc., a Delaware corporation, as well as the representations made by Herman Muennichow, certified public accountant, we agree to and consent to the Assignment referred to herein.

Executed this 30th day of July, 1997.

Alexandria Convalescent Investments,
A General Partnership

By: [SIGNATURE APPEARS HERE]
   ----------------------------

By: [SIGNATURE APPEARS HERE]
   ----------------------------

By: [SIGNATURE APPEARS HERE]
   ----------------------------